                                                                    EXHIBIT 10.7


                                 AMENDMENT NO. 2


         This Amendment No. 2 dated as of January 18, 1999 (this "Agreement"), is among Integrated Electrical Services, Inc., a Delaware corporation (the "Borrower"), the undersigned financial institutions parties to the Credit Agreement referred to below (the "Banks"), and NationsBank, N.A., as agent (the "Agent") for the financial institutions that are parties to the Credit Agreement.

                                  INTRODUCTION

         Reference is made to the Credit Agreement dated as of July 30, 1998 (as modified, the "Credit Agreement"), among the Borrower, the Banks, and the Agent, the defined terms of which are used herein unless otherwise defined herein. The Borrower, the Banks, and the Agent have agreed to modify the restrictive covenants to permit the Borrower to issue certain subordinated notes and to modify certain financial covenants and make other amendments to the Credit Agreement as set forth herein in connection therewith.

         THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Banks, and the Agent hereby agree as follows:

         Section 1           Amendment.

1.1 The following definitions are replaced or inserted, as applicable, into Section 1.1 of the Credit Agreement in the appropriate alphabetical order as set forth below:

                  "Applicable Margin" means, with respect to interest rates, unused commitment fees, and letter of credit fees and as of any date of its determination, an amount equal to the percentage amount set forth in the table below opposite the applicable ratio of (a) the consolidated Total Debt of the Borrower as of the end of the fiscal quarter then most recently ended to (b) the consolidated EBITDA of the Borrower for the four fiscal quarters then most recently ended:

   Total Debt                   Applicable Margin        Applicable Margin          Applicable Margin
   to EBITDA                    LIBOR Tranches and       Prime Rate Tranche         Commitment Fee
   ---------                    Letter of Credit Fee     ------------------         --------------
                                --------------------
<=1.50                                 1.00%                    0.00%                     0.250%
 >1.50 but <=2.00                      1.25%                    0.00%                     0.250%
 >2.00 but <=2.50                      1.50%                    0.00%                     0.300%
 >2.50 but <=3.00                      1.75%                    0.25%                     0.375%
 >3.00                                 2.00%                    0.50%                     0.375%

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         The foregoing ratio and resulting Applicable Margin shall be based upon
         Schedule C of the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.2(a) or Section 5.2(b) (provided that for the period from the determination of the Applicable Margin based on the first Compliance Certificate until the date when the Applicable Margin is reset based upon the Compliance Certificate for the period ending December 31, 1998, the ratio shall be deemed to be the greater of the ratio as so determined or 1.51 and the Applicable Margin shall be set accordingly).

         Any adjustments to the Applicable Margin shall become effective on the 45th day following the last day of each fiscal quarter or on the 90th day following the last day of each fiscal year as applicable; provided, however, that if any such Compliance Certificate is not delivered when required hereunder, the Applicable Margin shall be deemed to be the maximum percentage amount in each table from such 45th or 90th day until such Compliance Certificate is received by the Agent.

         Upon any change in the Applicable Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

                  "EBIT" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense and income taxes of such Person for such period, minus all extraordinary gains and all other non-cash income added to the consolidated net income of such Person for such period, and further, excluding the $17,036,000 non-cash, non-recurring compensation charge in connection with the Acquisition disclosed in the Borrower's March 31, 1998, Form 10-Q.

                  "Permitted Debt" means all of the following Debt:

                  (a) Debt in the form of the Credit Obligations;

                  (b) Debt in the form of indebtedness for borrowed money and letters of credit owed by any Subsidiary of the Borrower prior to the acquisition of such Subsidiary by the Borrower in an Acquisition transaction, or owed by any Person that is the subject of any Acquisition assumed by the Borrower or any Subsidiary of the Borrower in connection with such Acquisition, provided that with respect to any such indebtedness, arrangements satisfactory to the Agent for the repayment of such indebtedness within 90 days following the closing of the Acquisition are made prior to the closing of the Acquisition and such arrangements are executed;

                  (c) Debt in the form of (i) purchase money indebtedness and Capital Leases, (ii) indebtedness for borrowed money and letters of credit owed by any

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         Subsidiary of the Borrower prior to the acquisition of such Subsidiary by the Borrower in an Acquisition transaction, or owed by any Person that is the subject of any Acquisition assumed by the Borrower or any Subsidiary of the Borrower in connection with such Acquisition, and
         (iii) other indebtedness, which Debt under clauses (i), (ii), and (iii) together are in an aggregate outstanding amount not to exceed the greater of (A) $7,500,000 or (B) 4% of the consolidated Net Worth of the Borrower as of the last day of the fiscal quarter of the Borrower most recently ended;

                  (d) Debt in the form of Subordinated Debt and the Senior Subordinated Notes;

                  (e) Debt in the form of Qualified Preferred Stock; and

                  (f) Debt in the form of reimbursement obligations for performance bonds issued in the ordinary course of business.

                  "Senior Debt" means all Debt of the Borrower and the Subsidiaries of the Borrower other than Debt in the form of Subordinated Debt and the Senior Subordinated Notes.

                  "Senior Subordinated Notes" means the Senior Subordinated Notes due 2009 to be issued by the Borrower during January of 1999 pursuant to an Indenture among the Borrower, the Guarantors signatories thereto, and the trustee named therein in an aggregate principal amount of at least $100,000,000, but not to exceed $200,000,000 (together with the Guarantees (as therein defined)); provided that the same are issued substantially on the terms and conditions (with the uncompleted terms and conditions relating to interest rates and redemption prices and premiums to be completed by the Borrower in its sole discretion) described in the "Description of the Notes" contained in the preliminary Offering Memorandum dated January 8, 1999, and attached hereto as Exhibit A, together with such changes thereto as the Agent shall approve.

                  "Subordinated Debt" means, with respect to the Borrower and as of any date of its issuance, any unsecured indebtedness for borrowed money, other than the Senior Subordinated Notes, for which the Borrower is directly and primarily obligated that (a) arises after the date of this Agreement, (b) does not have any stated maturity before the latest maturity of any of the Credit Obligations at the time incurred, (c) has terms that are no more restrictive than the terms of the Credit Documents, and (d) is expressly subordinated to the Credit Obligations
         (i) on the terms and conditions set forth on Schedule III, or (ii) on terms approved by the Agent and the Majority Banks in their sole discretion, including payment

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         subordination, remedy subordination, and related terms satisfactory to the Agent and the Majority Banks in their sole discretion.

                  "Total Debt" means all Debt of the Borrower and the Subsidiaries of the Borrower.

1.2 Section 5.5(a) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

                  (a) Net Worth. The Borrower shall not permit the consolidated Net Worth of the Borrower as of the last day of each fiscal quarter to be less than the difference of (i) the sum of (A) $187,500,000, plus
         (B) 90% of the cumulative quarterly consolidated net income of the Borrower after March 31, 1998, for each fiscal quarter of the Borrower during which the Borrower has positive consolidated net earnings; plus
         (C) 100% of the net proceeds received by Borrower after March 31, 1998, from any sale or issuance of any equity securities of, or any other additions to capital by, the Borrower or its Subsidiaries; plus (D) to the extent that the required consolidated Net Worth under this Section 5.5(a) was not increased in clauses (A) through (C) above as a result of any Acquisition, 100% of any increase in the consolidated Net Worth of the Borrower resulting from any Acquisition minus (ii) the aggregate amount of the consideration paid by the Restricted Entities in connection with the repurchase by the Borrower of its capital stock. Compliance with this paragraph (a) shall be determined based upon Schedule C of the applicable Compliance Certificate.

1.3 Section 5.5(b) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

                  (b) Maximum Leverage Ratios.

                           (i) Maximum Senior Debt to EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (i) the consolidated Senior Debt of the Borrower as of end of such fiscal quarter to (ii) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, to be greater than 2.50 to 1.00.

                           (ii) Maximum Total Debt to EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (i) the consolidated Total Debt of the Borrower as of end of such fiscal quarter to (ii) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, to be greater than 3.50 to 1.00.

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         Compliance with this paragraph (b) shall be determined based upon
         Schedule C of the applicable Compliance Certificate.

         1.4 Section 5.5(c) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

                  (c) Minimum Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (i) (A) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended minus (B) consolidated Cash Taxes paid by the Borrower during such period minus (C) the consolidated Capital Expenditures (other than Capital Expenditures that are deemed to occur solely because of the making of an Acquisition) of the Borrower during such period to (ii) (A) the consolidated Interest Expense of the Borrower for the preceding four fiscal quarters then ended (excluding, however, Interest Expense paid by Persons prior to the respective dates on which such Persons became Restricted Entities) plus (B) the aggregate amount of Restricted Payments declared or paid by the Borrower during such period (excluding, however, Restricted Payments permitted pursuant to the proviso to Section 5.10) plus (C) the consolidated current maturities of the Borrower (including Capital Leases) plus (D) the greater of (1) 20% of the outstanding amount of the Revolving Loan as of the last day of such fiscal quarter or (2) $4,000,000, to be less than 1.25 to 1.00; provided, that with respect to a determination for which any component of such determination involves Persons which were not Restricted Entities for the entire applicable period of determination, the Cash Taxes paid by each such Person during such period may, at the election of the Borrower, be deemed to be equal to the product of (a) the actual historical EBIT of such Person for the applicable period multiplied by (b) 39%. Compliance with this paragraph (c) shall be determined based upon Schedule C of the applicable Compliance Certificate.

         1.5 Section 5.10 of the Credit Agreement is amended by replacing such Section in its entirety with the following:

                  5.10 Distributions. The Borrower shall not (a) declare or pay any dividends; (b) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of it; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or (d) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower may make payments of dividends on Qualified Preferred Stock; provided, however, that the Borrower

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         may expend up to an aggregate amount of $35,000,000 to repurchase from the holders thereof capital stock of the Borrower.

         1.6 Section 6.1 of the Credit Agreement is amended by adding thereto the following paragraph (j):

                       (j) Senior Subordinated Notes Default. (i) There shall occur any default or event of default (and such event or condition is not cured within the applicable grace period, if any), however denominated, under the Senior Subordinated Notes or the Indenture governing the same; (ii) any modification shall be made to the subordination provisions or economic terms of the Subordinated Notes or the Indenture governing the same without the prior written consent of the Majority Banks; or (iii) any "Change of Control Offer" (as defined in such Indenture) shall occur.

         Section 2 Amendment Fee. The Borrower shall pay to the Agent for the benefit of the Banks an amendment fee in the amount of $131,250, to be distributed ratably to each Bank in accordance with its respective Revolving Loan Commitment.

         Section 3 Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) this Agreement constitutes legal, valid, and binding obligations of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, the representations and warranties contained in each Credit Document are true and correct in all material respects, no Event of Default exists under the Credit Documents, and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents.

         Section 4 Effect on Credit Documents. As amended herein, the Credit Documents remain in full force and effect. Except as specifically set forth herein, nothing herein shall act as a waiver of any of the Agent's or the Banks' rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the

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                  purposes of the provisions of the other Credit Documents.
                  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under other Credit Documents.

         Section 5 Effectiveness. This Agreement shall be effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Agent, and the Majority Banks.

         Section 6 Miscellaneous. The miscellaneous provisions of the Credit Agreement apply to this Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.


                      [Signatures begin on following page.]

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                 THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS
         REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
         SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  EXECUTED as of the date first above written.

                                       BORROWER:

                                       INTEGRATED ELECTRICAL SERVICES, INC.


                                       By: /s/ JIM P. WISE
                                          --------------------------------------
                                               Jim P. Wise
                                               Senior Vice President and
                                               Chief Financial Officer


                                       AGENT:

                                       NATIONSBANK, N.A., as Agent


                                       By: /s/ ALBERT L. WELCH
                                          --------------------------------------
                                               Albert L. Welch
                                               Vice President


                                       BANKS:

                                       NATIONSBANK, N.A.


                                       By: /s/ ALBERT L. WELCH
                                          --------------------------------------
                                               Albert L. Welch
                                               Vice President

                                       BANK OF SCOTLAND


                                       By: /s/ JANET TAFFE
                                          --------------------------------------
                                              Janet Taffe
                                              Assistant Vice President


                                       COMERICA BANK - TEXAS


                                       By: /s/ BART BEARDEN
                                          --------------------------------------
                                              Bart Bearden
                                              Vice President


                                       NATIONAL CITY BANK OF KENTUCKY


                                       By: /s/ KEVIN ANDERSON
                                          --------------------------------------
                                              Kevin Anderson
                                              Vice President


                                       PARIBAS

                                       By: /s/ ROSINE K. MATTHEWS
                                          --------------------------------------
                                       Name:  Rosine K. Matthews
                                       Title: Vice President


                                       By: /s/ LARRY ROBINSON
                                          --------------------------------------
                                       Name:  Larry Robinson
                                       Title: Vice President


                                       THE BANK OF NOVA SCOTIA

                                       By: /s/ M. D. SMITH
                                          --------------------------------------
                                       Name:  M. D. Smith
                                       Title: Agent Operations

                                       CENTURA BANK

                                       By:    /s/ LOWRY D. PERRY
                                          --------------------------------------
                                       Name:  Lowry D. Perry
                                       Title: Bank Officer


                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:    /s/ ROBERT IVOSEVICH
                                          --------------------------------------
                                       Name:  Robert Ivosevich
                                       Title: Senior Vice President


                                       FIRST AMERICAN NATIONAL BANK

                                       By:    /s/ STEPHEN ARNOLD
                                          --------------------------------------
                                       Name:  Stephen Arnold
                                       Title: A.V.P.


                                       SUNTRUST BANK, ATLANTA

                                       By:    /s/ ILLEGIBLE
                                          --------------------------------------
                                       Name:  Illegible
                                       Title: Illegible

                                       By:   /s/ STEVEN J. [ILLEGIBLE]
                                          --------------------------------------
                                       Name:  Steven J. [Illegible]
                                       Title: Corporate Banking Officer